Exhibit A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200634) pertaining to the UBS Savings and Investment Plan of UBS Group AG of our report dated June 26, 2015, with respect to the financial statements and supplemental schedule of UBS Group AG’s UBS Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Mitchell & Titus, LLP

June 26, 2015

New York, NY